Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of our reports dated August 1, 2003, except as to the reverse stock split and reincorporation described in Note 1, which is as of September 11, 2003, relating to the financial statements and financial statement schedule of SigmaTel, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Austin, Texas

September 15, 2003